SECURITIES PURCHASE AGREEMENT

THE PURCHASERS OF THE NOTES NAMED HEREIN
QUEEQUEG PARTNERS, L.P., as Agent

a21, INC.
and SUPERSTOCK, INC.

Dated: April 27, 2006

1.	Agreement to Sell and Purchase	3

2.	Fees	3

3.	Closing, Delivery and Payment	3

	3.1 Closing	3

	3.2 Delivery	4

4.	Representations and Warranties of the Company	4

	4.1 Organization, Good Standing and Qualification	5

	4.2 Subsidiaries	5

	4.3 Capitalization; Voting Rights	5

	4.4 Authorization; Binding Obligations	7

	4.5 Liabilities	7

	4.6 Financial Statements	8

	4.7 Agreements	8

	4.8 Obligations to Related Parties	8

	4.9 Changes	8

	4.10 Title to Properties and Assets; Encumbrances, Etc	10

	4.11 Intellectual Property	10

	4.12 Compliance with Other Instruments; No Conflict, Breach Violation or Default	12

	4.13 Litigation	12

	4.14 Consents	12

	4.15 Tax Returns and Payments	13

	4.16 Employees.	13

	4.17 Registration Rights and Voting Rights	14

	4.18 Compliance with Laws; Permits	14

	4.19 Environmental Matters	15

	4.20 Insurance Coverage	15

	4.21 Valid Offering	15

	4.22 SEC Reports	15

	4.23 a21’s Listing	16

	4.24 Brokers and Finders	16

	4.25 No Directed Selling Efforts or General Solicitation	16

	4.26 No Integrated Offering	16

	4.27 Questionable Payments	16

	4.28 Internal Controls	17

	4.29 Stop Transfer	17

	4.30 Dilution	17

	4.31 Disclosures	17

5.	Representations and Warranties of the Purchasers	18

	5.1 No Shorting	18

	5.2 Requisite Power and Authority	18

	5.3 Investment Representations	18

	5.4 Such Purchaser Bears Economic Risk	18

	5.5 Acquisition for Own Account	19

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	5.6 Such Purchaser Can Protect Its Interest	19

	5.7 Accredited Investor	19

	5.8 Legends	19

6.	Covenants of the Company	20

	6.1 Reservation of Common Stock; Increase of Authorized Capital	20

	6.2 Stop-Orders	20

	6.3 Listing	20

	6.4 Market Regulations	20

	6.5 Reporting Requirements	21

	6.6 Use of Funds	22

	6.7 Access to Facilities	22

	6.8 Conduct of Business	22

	6.9 Change of Business; Misstatements	23

	6.10 Notice of Event of Default	23

	6.11 Suits and Proceedings	23

	6.12 Material Breach of Contract	23

	6.13 Officer’s Certificate	23

	6.14 Taxes	24

	6.15 Intellectual Property	24

	6.16 Properties	24

	6.17 No Conflicting Agreements	24

	6.18 Insurance	24

	6.19 Compliance with Laws	25

	6.20 Removal of Legends	25

	6.21 Director Designee	25

	6.22 Required Approvals	26

	6.23 Margin Stock	29

	6.24 Option to Participate in Future Financings	30

	6.25 Form D; Blue Sky Filings	30

7.	Covenants of the Purchasers	31

	7.1 Confidentiality	31

	7.2 Non-Public Information	31

	7.3 Share Increase	31

	7.4 Tax Information	31

8.	Indemnification	32

	8.1 Company Indemnification	32

	8.2 Conduct of Indemnification Proceedings	32

9.	Miscellaneous	33

	9.1 Governing Law, Jurisdiction and Waiver of Jury Trial	33

	9.2 Severability	33

	9.3 Survival	34

	9.4 Successors	34

	9.5 Amendment and Waiver	34

	9.6 Notices	34

	9.7 Titles and Subtitles	35

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9.8 Facsimile Signatures; Counterparts	35

9.9 Broker’s Fees	35

9.10 Construction	36

9.11 Termination	36

9.12 Appointment of Agent	36

9.13 Duties of Agent	36

9.14 Application of Proceeds	37

9.15 Actions in Concert	38

9.16 Agent’s Indemnity	38

9.17 Agent and Affiliates	39

9.18 Purchaser Decisions	39

9.19 Confidential Information	39

9.20 Publicity	40

9.21 Expenses	41

9.22 Independent Nature of Purchasers' Obligations and Rights	41

9.23 Equal Treatment of Purchasers	41

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LIST OF EXHIBITS
List of Purchasers	Exhibit A
Form of Convertible Term Note	Exhibit B
Form of Future Note	Exhibit C
LIST OF SCHEDULES
Subsidiaries	Schedule 4.2
Capitalization	Schedule 4.3
Agreements	Schedule 4.7
Obligations to Related Parties	Schedule 4.8
Changes	Schedule 4.9
Title to Properties	Schedule 4.10
Litigation	Schedule 4.13
Tax Returns and Payments	Schedule 4.15
Employees	Schedule 4.16
Registration Rights and Voting Rights	Schedule 4.17
SEC Reports	Schedule 4.22
Internal Controls	Schedule 4.28
Indebtedness	Schedule 6.10(d)

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 27, 2006, by and among a21, Inc., a Texas corporation (“a21”), and Superstock, Inc., a Florida corporation (“Superstock” and, together with a21, individually, and collectively, the “Company”), the purchasers set forth on Exhibit A hereto (each an “Initial Purchaser” and collectively, the “Initial Purchasers”), purchasers that hereinafter become a party hereto in accordance with the terms of a joinder agreement on terms and conditions reasonably acceptable to the Company and the Initial Purchasers (as defined herein) (each a “Future Purchaser” and, collectively, the “Future Purchasers” and together with the Initial Purchasers, collectively, the “Purchasers”) and Queequeg Partners, L.P., as agent for itself and the Other Purchasers (the “Agent”).

RECITALS

WHEREAS, the Company has authorized the sale to the Initial Purchasers of Secured Convertible Term Notes, which are the joint and several obligations of a21 and Superstock, in the aggregate principal amount of Fifteen Million Five Hundred Thousand Dollars ($15,500,000) in the form of Exhibit B hereto (as amended, modified and/or supplemented from time to time, each an “Initial Note” and collectively, the “Initial Notes”), which Initial Notes are convertible into shares (the “Conversion Shares”) of a21’s common stock, $0.001 par value per share (the “Common Stock”), at an initial conversion price of $0.65 per share of Common Stock (the “Initial Conversion Price”);

WHEREAS, the Company has authorized the sale to the Future Purchasers of Secured Convertible Notes in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) in the form of Exhibit C (as amended, restated, modified and/or supplemented from time to time, each a “Future Note” and collectively, the “Future Notes”), provided that the sale of such Future Notes shall be consummated on or before May 31, 2006 (provided that the Agent, by written consent, may extend such date until June 30, 2006 in its sole discretion) and the terms of such Future Notes shall be in a form substantially similar to the Initial Notes;

WHEREAS, each Purchaser desires to purchase an Initial Note or a Future Note (a “Note”) on the terms and conditions set forth herein;

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, contemporaneous with the sale of the Notes, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

WHEREAS, the Company desires to issue and sell the Notes to the Purchasers on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company shall sell to the Initial Purchasers, and the Initial Purchasers shall purchase from the Company, the Initial Notes. The sale of the Initial Notes on the Closing Date shall be known as the “Initial Offering.” The Future Notes may be sold to the Future Purchasers at any time after the Closing Date; provided that the sale of such Future Notes shall be consummated on or before May 31, 2006 (or upon the prior written consent of Agent, June 30, 2006). The sale of the Future Notes shall be known as a “Follow On Offering”). The Notes will mature on the Maturity Date (as defined in the Initial Notes). Collectively, the Notes and Common Stock issuable upon conversion of the Notes are referred to as the “Securities.”

2. Fees. On the Closing Date:

(a) Subject to limitation below, the Company shall reimburse the Initial Purchasers for their reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Initial Purchasers’ due diligence review of the Company and its Subsidiaries (as defined in Section 4.2) and all related matters. Amounts required to be paid under this Section 2(a) will be due and payable on the Closing Date and shall be no greater than $65,000 in the aggregate for all such expenses, incurred by all Initial Purchasers, referred to in this Section 2(a).

(b) The expenses referred to in the preceding clause (a) shall be due and payable at the closing of the Initial Offering.

3. Closing, Delivery and Payment.

3.1 Closing. Subject to the terms and conditions herein, (a) the closing of the Initial Offering (the “Closing”), shall take place on the date hereof, at such time or place as the Company and the Initial Purchasers may mutually agree (such date is hereinafter referred to as the “Closing Date”) and (b) the closing of a Follow On Offering shall take place, subject to the limitations set forth in Section 1 hereof, on a date, at such time or place as the Company and the applicable Future Purchasers may mutually agree.

                    3.2 Delivery.

(a) At the Initial Closing and on the closing of a Follow On Offering, the Company will deliver to the applicable Purchasers, among other things,

(i) the applicable Note duly executed by the Company;

(ii) the Registration Rights Agreement duly executed by a21;

(iii) the Master Security Agreement dated as of the date hereof among the Company, certain Subsidiaries of the Company and the Agent (as amended, modified and/or supplemented from time to time, the “Master Security Agreement”) duly executed by the Company;

(iv) the Deed of Charge Over Shares dated as of the date hereof between Superstock and the Agent (as amended, modified and/or supplemented from time to time, the “Stock Pledge Agreement”);

(v) a Certificate, executed on behalf of each Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of such Company approving the transactions contemplated by this Agreement and the other Related Agreements and the issuance of the Securities, certifying the current versions of the Charter and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Related Agreements and related documents on behalf of the Company; and

(vi) an opinion from Loeb & Loeb LLP, the Company's counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchasers and addressing such legal matters as the Purchasers may reasonably request.

(b) At the Initial Closing and on the closing of a Follow On Offering, the applicable Purchasers will deliver to the Company the amounts set forth in the applicable Notes by certified funds or wire transfer.

4. Representations and Warranties of the Company. The Company, as of the Closing Date, hereby represents and warrants to the Purchasers as follows

4.1 Organization, Good Standing and Qualification. Each of the Company and each of its Subsidiaries is a corporation, partnership, company or limited liability company, as the case may be, duly organized and validly existing under the laws of its jurisdiction of organization. Each of the Company and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to operate its business and to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Notes, (iii) the Master Security Agreement, (iv) the Registration Rights Agreement, (v) the Stock Pledge Agreement and (vi) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (v), collectively, the “Related Agreements”); (2) issue and sell the Notes and, as respects a21, the Conversion Shares; and (3) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

4.2 Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, a “Subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

4.3 Capitalization; Voting Rights.

(a) The authorized capital stock of a21, as of the date hereof consists of 100,100,000 shares, of which 100,000,000 are shares of Common Stock, par value $0.001 per share, 77,073,479 shares of which are issued and outstanding as of March 30, 2006, and 100,000 are shares of preferred stock, par value $0.001 per share of which 14,480 shares of preferred stock are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of the Company is set forth on Schedule 4.3.

(b) Except as disclosed on Schedule 4.3, other than: (i) the shares reserved for issuance under a21’s stock option plans; and (ii) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from a21 of any of its securities. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of any of the Notes, or the issuance of any of the Conversion Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of a21 outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c) All issued and outstanding shares of a21’s capital stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities and any rights of third parties. Except as described on Schedule 4.3 or disclosed in the Exchange Act Filings (as defined herein), all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no Encumbrance (as defined below). Except as described on Schedule 4.3 or disclosed in the Exchange Act Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind other than Shares to be issued under stock option plans. Except as described on Schedule 4.3 or disclosed in the Exchange Act Filings, and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.

(d) Except as described on Schedule 4.3 or disclosed in the Exchange Act Filings, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any person or entity the right to purchase any equity interest in the Company upon the occurrence of certain events.

(e) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in a21’s Certificate of Incorporation (the “Charter”). When issued in compliance with the provisions of this Agreement and a21’s Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any Encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(f) Other than for a21 receiving the consent of the requisite number of its shareholders under applicable law to increase the number of its authorized shares, notifying all of its shareholders, under and in accordance with applicable state and federal securities laws of such increase in the number of its authorized shares and filing its charter or amendment to its charter with its state of formation to reflect such increase and such other documents as may be required under applicable law to effectuate such increase (such consent, notification and filing, the “Share Increase”), the Conversion Shares have been duly and validly authorized and, when issued upon the due conversion of the Notes, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Related Agreements or imposed by applicable securities laws. Subject to the filing of the Certificate of Incorporation of a21 in the State of Delaware for the reincorporation of a21 in the State of Delaware and the Share Increase, the Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Notes, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Related Agreements or imposed by applicable securities laws and except for those created by the Purchasers.

4.4 Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on the part of the Company and each of its Subsidiaries (including their respective officers, directors and stockholders) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company and its Subsidiaries hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such person or entity in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Notes and the subsequent conversion of the Notes into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

4.5 Liabilities. As of the Closing Date, neither the Company nor any of its Subsidiaries has any material liabilities, contingent or otherwise, except current liabilities incurred in the ordinary course of business, consistent (as to amount and nature) with past practices, and liabilities disclosed in any of the Company’s filings under the Securities Exchange Act of 1934 (“Exchange Act”) made prior to the date of this Agreement but after January 1, 2005 (collectively, the “Exchange Act Filings”), copies of which have been made available to the Purchasers.

4.6 Financial Statements. The financial statements included in each Exchange Act Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-QSB under the Exchange Act).

4.7 Agreements. Except as set forth on Schedule 4.7 or as disclosed in any Exchange Act Filings, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which it is bound which may involve obligations (contingent or otherwise) of, or payments to, the Company or any of its Subsidiaries in excess of $175,000 (other than obligations of, or payments to, the Company or any of its Subsidiaries arising from agreements entered into in the ordinary course of business).

4.8 Obligations to Related Parties. Except as disclosed in the Exchange Act Filings or as disclosed on Schedule 4.8, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than:

(a) for payment of salary for services rendered and for bonus payments made in the ordinary course of business, consistent with past practice;

(b) reimbursement for expenses incurred on behalf of the Company and its Subsidiaries in the ordinary course of business, consistent with past practice; and

(c) for other standard employee benefits made generally available to all employees (including, without limitation, stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company and each Subsidiary of the Company, as applicable).

4.9 Changes. Since December 31, 2004 (the “Balance Sheet Date”), except as disclosed in the Exchange Act Filings or as described on Schedule 4.9, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in a21’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $250,000 in the aggregate;

(iv) made any loans or advances to any person or entity not in excess, individually or in the aggregate, of $50,000.

(v) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(vi) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(vii) any satisfaction or discharge of any Encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(viii) any change or amendment to the Company's Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(ix) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(x) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(xi) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary; or

(xii) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect.

4.10 Title to Properties and Assets; Encumbrances, Etc. Except as set forth on Schedule 4.10, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), other than Permitted Encumbrances (as defined in the Master Security Agreement) that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the Exchange Act Filings, the Company and each Subsidiary holds its leased real or personal property under valid and enforceable leases with, so long as the Company and such Subsidiary is in compliance with such leases, no exceptions that would materially interfere with the use made or currently planned to be made thereof by them. Except as disclosed in the Exchange Act Filings, the Company and each Subsidiary is in material compliance with its leased real and personal property necessary to conduct its respective businesses.

4.11 Intellectual Property.

(a) All Intellectual Property (as defined below) of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s knowledge, no such action is threatened, other than those that, in each case, have not had or could not be reasonably expected to have a Material Adverse Effect. No patent owned by the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding. For purposes of this Agreement, the term “Intellectual Property” means all of the following to the extent necessary for the conduct of the owner’s business as currently conducted or as currently proposed to be conducted: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement other than, in each case, those that have not had or could not be reasonably expected to have a Material Adverse Effect.

(c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all Encumbrances to license all such owned Intellectual Property and confidential information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. Subject to the terms and conditions of the applicable license agreement, Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and confidential information used or held for use in the respective businesses of the Company and its Subsidiaries.

(d) The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s knowledge, the Intellectual Property and confidential information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party other than those that have not had or could not reasonably be expected to have a Material Adverse Effect. There is no litigation or order pending or outstanding against the Company or its Subsidiaries or, to the Company’s knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or confidential information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or confidential information owned by a third party, and, to the Company’s knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby and by the other Related Agreements will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or confidential information.

(f) The Company and its Subsidiaries have taken commercially reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information.

4.12 Compliance with Other Instruments; No Conflict, Breach Violation or Default. Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its respective Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Notes by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under (a) the Charter or Bylaws of the Company or any Subsidiary, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties or (c) any such term or provision, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

4.13 Litigation. Except as set forth on Schedule 4.13 hereto, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its Subsidiaries that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.14 Consents. Except for the Share Increase, the execution, delivery and performance by the Company of the Related Agreements and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Purchaser set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) except for the Share Increase, the issuance of the Conversion Shares upon the due conversion of the Notes and (iii) the other transactions contemplated by the Related Agreements from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Charter or Bylaws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchasers or the exercise of any right granted to the Investors pursuant to this Agreement or the other Related Agreements.

4.15 Tax Returns and Payments. The Company and each Subsidiary has timely prepared and filed all material tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all material taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or, to the Company’s knowledge, audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All material taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. Other than liens and taxes that are not yet due and payable, there are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.15, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.16 Employees.

(a) Except as set forth on Schedule 4.16 and disclosed in any Exchange Act Filings, neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations. Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours which has had or could reasonably be expected to have, either individually or in the aggregate a Material Adverse Effect.

(b) (i) There are no labor disputes existing, or to the Company's knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees which has had or could reasonably be expected to have, either individually or in the aggregate a Material Adverse Effect, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's or any Subsidiary’s employees, which has had or could reasonably be expected to have, either individually or in the aggregate a Material Adverse Effect, and (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company.

(c) The Company and its Subsidiaries are, and at all times have been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company or any Subsidiary before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment, which, in each case, has had or could reasonably be expected to have, either individually or in the aggregate a Material Adverse Effect.

(d) Except as disclosed in the Exchange Act Filings or as described on Schedule 4.16, neither the Company nor any Subsidiary is a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 2806(b) of the Internal Revenue Code.

(e) Except as specified in Schedule 4.16, each of the Company's and its Subsidiary’s employees is a person who is either a United States or United Kingdom citizen or a permanent resident entitled to work in the United States or the United Kingdom. To the Company's knowledge, neither the Company nor any Subsidiary has liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.17 Registration Rights and Voting Rights. Except as set forth on Schedule 4.17 and except as disclosed in Exchange Act Filings, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company’s or its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.17 and except as disclosed in Exchange Act Filings, to a21’s knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

4.18 Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any provision of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the Principal Market (as hereafter defined) promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each of the Company and its Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.19 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

4.20 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that they reasonably believe is necessary for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all material liabilities, claims and risks arising or expected to arise during the conduct of their respective businesses.

4.21 Valid Offering. Assuming the accuracy of the representations and warranties of each Purchaser contained in this Agreement, the offer, sale and issuance of the Securities is exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.22 SEC Reports. Except as set forth on Schedule 4.22, a21 has filed all material proxy statements, reports and other material documents required to be filed by it under the Exchange Act. a21 has filed copies of: (i) its Annual Report on Form 10-KSB for its fiscal year ended December 31, 2004; and (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, and (iii) the Form 8-K filings which it has made during the fiscal year to date (collectively, the “SEC Reports”). a21 shall file its Annual Report on Form 10-KSB for its fiscal year ended December 31, 2005 during the extension period for making such filing under applicable federal securities laws. Each SEC Report was, at the time of its filing, in compliance in all material respects with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each registration statement and any amendment thereto filed by a21 since January 1, 2003 pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.23 a21’s Listing. a21’s Common Stock is listed or quoted, as applicable, on a Principal Market (as hereafter defined) and satisfies and at all times hereafter will satisfy, all requirements for the continuation of such listing or quotation, as applicable. a21 has not received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all requirements for such listing or quotation, as applicable. For purposes hereof, the term “Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ National Markets System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

4.24 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Related Agreements, any valid right, interest or claim against or upon the Company, any Subsidiary or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.25 No Directed Selling Efforts or General Solicitation. Neither the Company nor any person or entity acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.26 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any of the Related Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

4.27 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) intentionally made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.28 Internal Controls. Other than as disclosed in the Exchange Act Filings, a21 is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to a21. Other than as disclosed in the Exchange Act Filings, a21 and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. a21 has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for a21 and designed such disclosure controls and procedures to ensure that material information relating to a21, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which a21’s most recently filed period report under the Exchange Act, as the case may be, is being prepared. a21's certifying officers have evaluated the effectiveness of a21's controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). a21 presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as set forth on Schedule 4.28, since the Evaluation Date, there have been no significant changes in a21's internal controls (as such term is defined in Item 308 of Regulation S-B) or, to a21's knowledge, in other factors that could significantly affect a21's internal controls. a21 maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

4.29 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

4.30 Dilution. Except for the Share Increase and the requirement to file an information statement, a21 specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Notes is binding upon a21 and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of a21.

4.31 Disclosures. The written materials delivered to the Purchasers in connection with the transactions contemplated by the Related Agreements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

5.1 No Shorting. Except as set forth in Section 6.20 hereof or Section 3.2(b) of the Notes, such Purchaser or any of its affiliates and investment partners will not and will not cause any person or entity, to directly engage in “short sales” of a21’s Common Stock so long as any of the Notes shall be outstanding.

5.2 Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on such Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

5.3 Investment Representations. Such Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in this Agreement, including, without limitation, that such Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. Such Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Notes to be purchased by it under this Agreement and the Conversion Shares acquired by it upon the conversion of the Notes purchased by it. Such Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company’s and its Subsidiaries’ business, management and financial affairs and the terms and conditions of the Initial Offering or a Follow On Offering, as the case may be, the Notes purchased by it and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

5.4 Such Purchaser Bears Economic Risk. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

5.5 Acquisition for Own Account. Such Purchaser is acquiring the Notes and the Conversion Shares for such Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.6 Such Purchaser Can Protect Its Interest. Such Purchaser represents that by reason of its, or of its management’s, business and financial experience, such Purchaser has the capacity to evaluate the merits and risks of its investment in the Note and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Such Purchaser did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.7 Accredited Investor. Each Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.8 Legends.

(a) Each Note shall bear substantially the following legend:

“THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO a21, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) The Conversion Shares shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO a21 THAT SUCH REGISTRATION IS NOT REQUIRED.”

6. Covenants of the Company. The Company covenants and agrees with the Purchasers as follows:

6.1 Reservation of Common Stock; Increase of Authorized Capital.

(a) After completing the Share Increase, a21 shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Notes, such number of shares of Common Stock as shall from time to time equal the Conversion Shares issuable upon the due conversion of the Notes in accordance with the terms of the Notes.

(b) a21 will take all action necessary in accordance with the laws of the State of Texas and a21’s Charter and Bylaws to obtain the necessary consent from its shareholders to increase its authorized shares of Common Stock to allow for the full conversion of the Notes into Common Stock and to reincorporate a21 in the State of Delaware and a21 will use its commercially reasonable efforts to obtain such consent as soon as practicable after the date of this Agreement, but in no event later than July 30, 2006. a21’s Board of Directors will recommend that the shareholders’ consent to the increase of the authorized shares of Common Stock and the reincorporation in the State of Delaware by a21’s shareholders as provided herein and will use its commercially reasonable efforts to solicit such consent and provide any necessary notification pursuant to state and federal law, including securities laws, and a21’s Charter and Bylaws to those shareholders who have not consented.

6.2 Stop-Orders. a21 will advise the Agent, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of a21, or of the suspension of the qualification of the Common Stock of a21 for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.3 Listing. a21 shall use commercially reasonable efforts to secure the listing or quotation, as applicable, of the shares of Common Stock issuable upon conversion of the Note on the Principal Market upon which shares of Common Stock are listed or quoted for trading, as applicable (subject to official notice of issuance) and shall maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so listed or quoted, as applicable. Once secured, a21 will maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

6.4 Market Regulations. a21 shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers and promptly provide copies thereof to Agent.

6.5 Reporting Requirements. To the extent the same is not available electronically at www.sec.gov, subject to the last paragraph of Section 6.7 hereof, the Company will deliver, or cause to be delivered, to the Agent each of the following, which shall be in form and detail acceptable to the Agent:

(a) As soon as available, and in any event within one hundred and five (105) days after the end of each fiscal year of the Company, each of the Company’s and each of its Subsidiaries’ audited financial statements with a report of BDO or other independent certified public accountants of recognized standing selected by the Company and acceptable to Agent (as defined in the Master Security Agreement) (the “Accountants”), which annual financial statements shall be without qualification (other than a going concern qualification) and shall include each of the Company’s and each of its Subsidiaries’ balance sheet as at the end of such fiscal year and the related statements of each of the Company’s and each of its Subsidiaries’ income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidated basis to include the Company, each Subsidiary of the Company and each of their respective affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Notes) and, if so, stating in reasonable detail the facts with respect thereto;

(b) As soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Company, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of the Company and each of its Subsidiaries as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidated basis to include the Company, each Subsidiary of the Company and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP (other than the absence of footnotes), subject to year-end adjustments and accompanied by a certificate of the Company’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP (other than the absence of footnotes), subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Notes) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto; and

(c) a21 shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. Promptly after (i) the filing thereof, copies of a21’s most recent registration statements and annual, quarterly, or other regular reports which a21 files with the SEC, and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as a21 shall send to its stockholders.

6.6 Use of Funds. The Company shall use the proceeds of the sale of the Notes for (a) general working capital purposes, (b) repaying up to $4,500,000 of existing indebtedness and (c) making acquisitions of the assets and/or equity of any person or entity.

6.7 Access to Facilities. Each of the Company and each of its Subsidiaries will permit any representatives designated by Agent and StarVest (as defined herein) (or any successor of Agent), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company or any Subsidiary to:

(a) visit and inspect any of the properties of the Company or any of its Subsidiaries;

(b) examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract); and

(c) discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors and executive officers of the Company or any of its Subsidiaries.

Notwithstanding the foregoing and Section 6.5 hereof, the Company shall not disclose material nonpublic information to the Agent or any Purchaser, or to advisors to or representatives of the Agent or such Purchaser, unless prior to disclosure of such information, the Company identifies such information as being material nonpublic information and provides the Agent or such Purchaser or advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Agent or any Purchaser wishing to obtain such information enters into an appropriate confidentiality agreement with the Company that complies with Regulation FD under the federal securities laws.

6.8 Conduct of Business. The Company shall and shall cause each of its Subsidiaries to (A) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, (B) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of incorporation and (C) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted.

6.9 Change of Business; Misstatements. The Company shall promptly notify the Agent in writing of (A) any change in the business or the operations of the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, and (B) any information which indicates that any financial statements which are the subject of any representation contained in the Related Agreements, or which are furnished to the Agent or any Purchaser pursuant to the Related Agreements, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

6.10 Notice of Event of Default. The Company shall promptly notify the Agent of the occurrence of any Event of Default (as defined in the Notes) or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default under the Notes, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

6.11 Suits and Proceedings. The Company shall promptly notify the Agent of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency against the Company or any Subsidiary or to which the Company or any Subsidiary may be subject which alleges damages in excess of two percent (2%) of the Company and its Subsidiaries (on a consolidated basis) trailing twelve (12) month gross revenue.

6.12 Material Breach of Contract. The Company shall promptly notify the Agent of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary is a party, including this Agreement and the Related Agreements, which default could reasonably be expected to have a Material Adverse Effect.

6.13 Officer’s Certificate. The Company shall deliver to the Agent, simultaneously with the filing of its 10QSB and 10KSB, a certificate signed by either the Chief Executive Officer or the Chief Financial Officer of the Company (which shall include an updated perfection certification) as to such officer’s knowledge, of the Company’s compliance with all conditions and covenants under the Related Agreements (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Event of Default under the Notes or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default under the Notes exists, such officer shall specify the nature thereof.

6.14 Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all material taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of the Agent in any property of the Company or any of its Subsidiaries or (iii) if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

6.15 Intellectual Property. At its own expense, the Company shall and shall cause each Subsidiary to make, execute, endorse, acknowledge file and/or deliver any documents and take all actions necessary or required to maintain its ownership rights in its Intellectual Property including, without limitation, (i) any action reasonably required to protect the Intellectual Property in connection with any infringement, suspected infringement, passing off, act of unfair competition or other unlawful interference with the rights of the Company or any Subsidiary in and to such Intellectual Property, and (ii) any registrations with the United States Patent & Trademark Office and any corresponding foreign patent and/or trademark office required for the Company or any Subsidiary to carry on its business as presently conducted and as presently proposed to be conducted. Except for licenses granted in the ordinary course of business, the Company shall not and shall cause each Subsidiary not to transfer, assign or otherwise convey the Intellectual Property, any registrations or applications thereof and all goodwill associate therewith, to any person or entity.

6.16 Properties. Each of the Company and each of its Subsidiaries will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and each of its Subsidiaries will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.17 No Conflicting Agreements. Neither the Company nor any Subsidiary will take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Purchasers under this Agreement and the Related Agreements.

6.18 Insurance. The Company shall and shall cause each Subsidiary to all times maintain with financially sound and reputable insurance companies insurance covering its assets and its businesses in such amounts and covering such risks (including, without limitation, hazard, business interruption and public liability) as is consistent with sound business practice and as may be obtained at commercially reasonable rates.

6.19 Compliance with Laws. The Company shall and shall cause each Subsidiary to comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

6.20 Removal of Legends. To the extent permitted under applicable law, upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available, a21 shall (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall issue certificates representing the Conversion Shares without legends upon receipt by such Transfer Agent of the Notes or any legended certificates previously issued for such shares, together with either (1) a customary representation by the Purchaser that Rule 144(k) applies to the shares of Common Stock to be represented thereby or (2) a statement by the Purchaser that such Purchaser has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the issuance of such unlegended certificates in such circumstances may be effected under the Securities Act. From and after the earlier of such dates, upon a Purchaser’s written request, the Company shall promptly cause replacement Securities to be issued without restrictive legends and/or legended certificates representing previously issued Conversion Shares to be replaced with certificates which do not bear such restrictive legends, and Conversion Shares subsequently issued upon due conversion of the Notes shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Conversion Shares. When the Company is required to cause unlegended Securities to replace previously issued legended Securities, if unlegended Securities are not delivered to or able to be obtained by a Purchaser within three (3) business days of submission by that Purchaser of legended Securities to the Transfer Agent as provided above (or to the Company, in the case of the Notes), so long as such failure is not a direct result of such Purchaser’s actions or failure to act, to the extent permitted under applicable law, such Purchaser shall be entitled to engage in “short sales” with respect to the number of Conversion Shares requested to be issued pursuant to this Section 6.20.

6.21 Director Designee.

(a) So long as StarVest Partners, L.P. and its affiliates (“StarVest”), continue to beneficially own at least 8,000,000 shares (on an as converted basis and as such number may be adjusted by stock splits, stock dividends, stock distributions, reverse splits, reclassifications, reorganizations or combinations but, for avoidance of doubt, such number will not be adjusted for the mere issuance of more authorized shares) of the outstanding shares of Common Stock, StarVest shall have the right to designate one person for election to the Board of Directors of a21 (the “StarVest Designee”). a21 shall nominate the StarVest Designee and use its commercially reasonable efforts to cause the StarVest Designee to be elected to the Company’s Board of Directors no later than the next annual meeting of the shareholders of a21. StarVest shall have the right to remove or replace any StarVest Designee by giving written notice to such StarVest Designee and a21. a21 shall use its commercially reasonable efforts to effect the removal or replacement of any such StarVest Designee. Until the StarVest Designee is elected to the Board of Directors of a21, the StarVest Designee shall have non-participatory observation rights on such Board of Directors and shall receive all information received by members of the Board of Directors.

(b) Subject to any limitations imposed by the SEC, applicable state or federal securities laws, or the Principal Market on which a21’s Common Stock is then listed or quoted and so long as the following does not directly prevent a21’s Common Stock from being listed or quoted on any Principal Market (all of the foregoing limitations and restrictions, the “Legal Restrictions”), (i) the StarVest Designee shall be entitled to serve as a member of a21’s compensation committee and, in the event the StarVest Designee is not entitled to serve as a member of a21’s compensation committee as a result of any of the Legal Restrictions, then the StarVest Designee shall, subject to any Legal Restriction, have non-participatory observation rights on the compensation committee of the Board of Directors and (b) subject to any limitations imposed by applicable law, the StarVest Designee shall be entitled to the same perquisites, including stock options, reimbursement of expenses and other similar rights in connection with such person's membership on the Board of Directors of a21, as every other non-employee member of the Board of Directors of a21. In addition, subject to any Legal Restriction, the StarVest Designee shall have non-participatory observation rights on the audit committee.

6.22 Required Approvals. For so long as at least forty percent (40%) of the principal amount of the Notes are outstanding, the Company, without the prior written consent of Agent, shall not permit any of its Subsidiaries to:

(a) directly or indirectly, declare or pay any dividends on account of any shares of any class or series of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or optionally prepay, redeem, retire, defease or repurchase any indebtedness for borrowed money (as the same would be required to be reflected on a balance sheet prepared in accordance with GAAP (or set aside or otherwise deposit or invest any sums for such purpose)) or apply or set apart any sum, or make any other payment in respect thereof or agree to do any of the foregoing (each of the foregoing is herein called a “Restricted Payment”); provided, that (i) any Subsidiary directly or indirectly wholly owned by the Company may pay dividends on its capital stock and (ii) the Company may repurchase capital stock from a former employee in connection with the termination or other departure of such employee, strictly in accordance with the terms of any agreement entered into with such employee and in effect on the Closing Date, provided that (A) such repurchase is approved by a majority of the independent directors on the Board of Directors of a21, (B) payments permitted under this clause (ii) shall not exceed $500,000 in the aggregate, and (C) no such payment may be made if an Event of Default or an event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing or would result from such payment, and (iii) the Company and any Subsidiary may make any non-cash exercise of a warrant, option or other equity interest;

(b) liquidate, dissolve or effect a material reorganization or Change of Control provided, that (i) a21 may reincorporate in the State of Delaware at any time and (ii) the Company or any Subsidiaries may enter into any other transaction pursuant to which the Purchasers, upon the consummation of such transaction, may convert the remaining outstanding balance of the Notes for consideration being offered to other shareholders of Common Stock pursuant to the terms of such transaction at a valuation equal to the greater of (a) $1.00 per share of Common Stock, (b) the then market value per share of the Common Stock and (c) the consideration being paid per share of Common Stock pursuant to the terms of such transaction. The term “Change of Control” shall mean (a) in any one or series of related or unrelated transactions (i) the sale of all or substantially all of the assets of the Company, (ii) the merger or consolidation of the Company with another corporation or entity in which the Company is not the surviving entity, (iii) the acquisition by any single person or entity or related persons or entities of more than fifty percent (50%) of the outstanding and issued voting securities of the Company or (iv) a merger or consolidation of the Company with another corporation or entity that results in the former shareholders of the Company, as they existed immediately prior to such merger or consolidation, owning in the aggregate less than 50% of the outstanding voting securities of the surviving or resulting corporation or entity, or (b) during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period;

(c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company’s or any of its Subsidiaries, right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

(d) (i) create, incur, guaranty, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment in the ordinary course of business consistent with past practice) whether secured or unsecured other than (A) the Company’s obligations owed to the Purchasers, (B) indebtedness disclosed on Exchange Act Filings or set forth on Schedule 6.10(d) attached hereto and made a part hereof and any refinancings or replacements thereof on then market terms, (C) any indebtedness incurred in connection with the purchase of assets (other than equipment) in the ordinary course of business, or any refinancings or replacements thereof on then market terms, so long as any Encumbrance relating thereto shall only encumber the fixed assets so purchased and no other assets of the Company or any of its Subsidiaries, (D) indebtedness incurred in connection with the acquisition of the assets or equity interests of a person or entity so long as such indebtedness does not exceed 40% of the purchase price of such acquisition provided, that, such indebtedness shall be subordinated (on typical terms and conditions) to $3,000,000 of the Notes (on a pro rata basis) and shall be senior in debt priority to the remaining outstanding balance of the Notes, (E) up to $5,000,000 in aggregate of senior secured indebtedness which shall be senior in debt priority to Notes (on typical terms and conditions), (F) up to $1,000,000 in the aggregate of secured indebtedness incurred solely for working capital purposes by a21’s direct or indirect foreign Subsidiaries, (G) intercompany indebtedness of the Company and its Subsidiaries which is incurred from and owing to each other and (H) up to $250,000 in the aggregate of unsecured indebtedness; (ii) cancel any indebtedness owing to it in excess of $250,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by the Company or any Subsidiary thereof for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e) except a21 may not guarantee the indebtedness of any of its subsidiaries permitted to be outstanding pursuant to clause (i)(C) above (clauses (A) through (H), “Permitted Indebtedness”);

(e) create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company or one of its Subsidiaries and (ii) such Subsidiary, if formed in the United States, becomes a party to the Master Security Agreement and the Notes (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof);

(f) create, incur, assume or suffer to exist any Encumbrance upon any of its property, whether now owned or hereafter acquired other than (i) Encumbrances created pursuant to the Master Security Agreement and (ii) Permitted Encumbrances. The Company shall not, and shall cause each Subsidiary not to, be bound by any agreement which limits the ability of the Company or any Subsidiary to grant Encumbrances (other than with respect to Excluded Property (as such term is defined in the Master Security Agreement);

(g) directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of employee, officer, director or 10% stockholder, other than a wholly owned Subsidiary or other than as holders of stock options and/or warrants, and for services as employees, officers and directors;

(h) sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness, receivables and leasehold interests), except in the ordinary course of business consistent with past practices;

(i) directly or indirectly, engage in any business other than the business of the production, management and distribution of media, digital or otherwise, to businesses and consumers;

(j) settle, or agree to indemnify or defend third parties against, any material lawsuit, except as may be required by judicial or regulatory order or by agreements entered into prior to the date hereof on a basis consistent with past practice. A material lawsuit shall be any lawsuit in which the amount in controversy exceeds two percent (2%) of the gross revenue of the Company and its Subsidiaries, on a consolidated basis, for the trailing twelve (12) months; and

(k) amend its bylaws, certificate of incorporation or other charter document in a manner adverse to the Holder.

The Company, its Subsidiaries, and the Agent, on behalf of the Purchasers, hereby agree to, enter into subordination and intercreditor agreements in connection with the incurrence of the indebtedness described in clauses (d)(i)(D) and (d)(i)(E) above to reflect the relative debt and lien priorities of the applicable parties as set forth in clause (d)(i)(D) and (d)(i)(E) above.

6.23 Margin Stock. The Company will not permit any of the proceeds of the Note to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

6.24 Option to Participate in Future Financings. Purchasers, on a pro rata basis, shall have a right to provide up to 25% of the amount of any Additional Financing (as defined below) to be issued by a21, subject to the following terms and conditions. From and after the date hereof, prior to the incurrence by a21, in any one transaction, of additional indebtedness for borrowed money or the issuance of equity in an amount in excess of $2,000,000 (an “Additional Financing”), a21 shall notify Purchasers, who are then holders of a Note, of its intention to enter into such Additional Financing. In connection therewith, a21 shall submit a term sheet (a “Proposed Term Sheet”) to the Purchasers setting forth the material terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on “arm’s length” terms and the terms thereof to be negotiated in good faith) proposed to be entered into by a21. So long as a Purchaser is a holder of a Note at such time, such Purchaser shall, on a pro rata basis, have the right, but not the obligation, to provide up to 25% of any such Additional Financing (an “Option”). Any Purchaser that would like to exercise an Option, shall deliver a written notice to a21 within five (5) business days after receiving the applicable Proposed Term Sheet (such notice, an “Option Notice”). If a Purchaser shall not have delivered an Option Notice within five (5) business days of receiving a Proposed Term Sheet, such Purchaser shall be deemed to have rejected the right to participate in the related Additional Financing and the applicable Option shall immediately terminate provided, that any Purchaser (the “Assignee Purchaser”) may provide any other Purchaser’s (a “Assignor Purchaser”) pro rata share of an Additional Financing, so long as such Assignee Purchaser shall have delivered an Option Notice within five (5) business days of receiving the applicable Proposed Term Sheet, such Option Notice indicates that such Assignee Purchaser is willing to provide such Assignor Purchaser’s pro rata share of such Additional Financing and the Assignor Purchaser has indicated on such Option Notice, to a21’s reasonable satisfaction, that it consents to such Assignee Purchaser providing such Assignor Purchasers pro rata share of such Additional Financing. In addition, to the extent a Purchaser has delivered an Option Notice in accordance with this Section 6.24, the Additional Financing related to such Option Notice shall not close, without the written consent of such Purchaser, prior to the fifteenth (15th) business day after such Purchaser received the applicable Proposed Term Sheet.

6.25 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Initial Notes and Future Notes as required under Regulation D and to provide a copy thereof to the Agent promptly after such filing. The Company shall, on or before each of the closing dates for such transactions, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Initial Notes and Future Notes for, sale to the Purchaser, as applicable, at each of the closings and issuance to the Purchaser, as applicable, on each closing date for such transactions pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Agent, on or prior to each of the closing dates for such transactions. The Company shall make all filings and reports relating to the offer and sale by the Company of the Initial Notes and Future Notes required under applicable securities or “Blue Sky” laws of the states of the United States following each of the closing dates for such transactions.

7. Covenants of the Purchasers. Each Purchaser covenants and agrees with a21 as follows:

7.1 Confidentiality. Such Purchaser will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

7.2 Non-Public Information. Such Purchaser will not effect any sales in the shares of a21’s Common Stock while in possession of material, non-public information regarding a21.

7.3 Share Increase. If such Purchaser is an owner of Common Stock (as of the record date for voting on the Share Increase), such Purchaser shall vote all of its shares of Common Stock for the Share Increase. Upon the request of a21, such Purchasers shall deliver to a21 the necessary written authorization to vote all of their Common Stock for the Share Increase.

7.4 Tax Information. Each Purchaser that is organized under the laws of any jurisdiction other than the United States or any state or political subdivision thereof agrees (i) to furnish to Company (x) either IRS Form W-8BEN or IRS Form W-8ECI, in each case certifying such Purchaser’s entitlement to a complete exemption from, or a reduced rate of, United States federal withholding tax on all payments made hereunder or under any Related Agreement, (y) to the extent that such Purchaser does not act or ceases to act for its own account with respect to any portion of any amounts paid or payable to such Purchaser hereunder or under any Related Agreement, IRS Form W-8IMY together with any information such Purchaser chooses to transmit with such form, and any other certificate or statement required under applicable United States laws and regulations, to establish that such Purchaser is not acting for its own account with respect to a portion of any such amounts paid or payable to such Purchaser or (z) any other form, certificate or document prescribed by the Internal Revenue Service (the “IRS”) certifying as to such Purchaser’s entitlement to complete exemption from, or a reduced rate of, United States federal withholding tax on all payments made hereunder or under any Related Agreement, (ii) to provide to Company new forms upon the obsolescence of any previously delivered forms and comparable statements in accordance with applicable United States laws and regulations and amendments, duly executed and completed by such Purchaser, and (iii) to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption or reduction in withholding tax rate. Notwithstanding any other provision of this Section 7.4, no Purchaser that is organized under the laws of any jurisdiction other than the United States or any state or political subdivision thereof shall be required to deliver after the date such Purchaser became a party to this Agreement any form, certificate, document or statement pursuant to this Section 7.4 that such Purchaser is not legally entitled to deliver. Each Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold tax liabilities imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Purchaser that is organized under the laws of any jurisdiction other than the United States or any state or political subdivision thereof to the extent that such Purchaser has not provided to such Company IRS forms that establish entitlement to a complete exemption from, or a reduced rate of, United States federal withholding tax (and each Company hereby agrees to give Agent prompt written notice in the event that it is required to so deduct or withhold).

8. Indemnification.

8.1 Company Indemnification. Each Company, jointly and severally, agrees to indemnify, hold harmless, reimburse and defend the Purchasers and the Agent, each of the Purchasers’ and Agent’s respective officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees and expenses) of any nature, incurred by or imposed upon any of the foregoing persons or entities which result, arise out of or are based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and any Purchaser relating hereto or thereto.

8.2 Conduct of Indemnification Proceedings. Promptly after receipt by any person or entity (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.1, such Indemnified Person shall promptly notify the persons or entities responsible to give such indemnity (the “Indemnitor”) in writing and the Indemnitor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnitor and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnitor shall not be liable for any settlement of any proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnitor shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Indemnitor shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9. Miscellaneous.

9.1 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(b) THE PARTIES HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE PURCHASERS, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASERS AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

(c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASERS AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

9.2 Severability. Wherever possible each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

9.3 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement but, subject to Section 9.11, shall terminate with respect to each Purchaser (or its successors or assigns) following the full conversion of the Note owned by such Purchaser (or its successors or assigns). All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the obligations arising hereunder, under the Notes and under the other Related Agreements.

9.4 Successors. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchasers, as applicable, provided, however, that a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an affiliate or to a third party (other than a competitor of the Company or any of its Subsidiaries or its affiliates) acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Purchasers, after notice duly given by such Purchaser to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time. No Purchaser shall be permitted to assign its rights hereunder or under any Related Agreement to a competitor of the Company unless an Event of Default (as defined in the Note) has occurred and is continuing; provided that such restriction shall not prohibit the sale of the public sale of Securities by a Purchaser pursuant to Rule 144 or under the Registration Statement (as defined in the Registration Rights Agreement).

9.5 Amendment and Waiver.

(a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchasers then holding a majority of the principal outstanding amount of the Notes (“Required Purchasers”).

(b) The obligations of the Company and the rights of the Purchasers under this Agreement may be waived only with the written consent of the Required Purchasers.

(c) The obligations of the Purchasers and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

9.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a) upon personal delivery to the party to be notified;

(b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

(c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to any Company, to:	a21, Inc. 7660 Centurian Parkway Jacksonville, Florida 32256 Attention: Chief Financial Officer Facsimile: (904) 565-1620
With a copy to:	Lloyd L. Rothenberg, Esq. Loeb & Loeb, LLP 345 Park Avenue New York, New York 10154 Facsimile: (212) 407-4990
If to any Purchaser, to:	At the address on the books of the Company
or at such other address as the Company or the Purchasers may designate by written notice to the other parties hereto given in accordance herewith.

9.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.8 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

9.9 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 9.9 being untrue.

9.10 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

9.11 Termination. Upon the indefeasible payment of or full conversion of any of the Notes, this Agreement and all Related Agreements shall terminate, with respect to the Purchaser (or its successors or assigns) holding such Note. All breach of contract claims and indemnity provisions of any party hereto along with the corresponding representations, warranties and covenants, solely for the purpose of making such claims and indemnities, shall survive the termination of this Agreement.

9.12 Appointment of Agent. Each Purchaser hereby designates and appoints Agent to act on behalf of Purchasers under this Agreement and the Related Agreements, including with respect to any Collateral (as defined in the Master Security Agreement) in accordance with the terms of this Agreement.

9.13 Duties of Agent. Agent shall have the exclusive right, at the direction of Required Purchasers, to declare an Event of Default as such is described in the Notes following receipt by Agent of a written notice of such Event of Default from a Purchaser or from the Company (any such notice, a “Notice of Default”) and, at the direction of Required Purchasers, to exercise the rights and remedies of Purchasers under this Agreement and the Related Agreements. Upon receipt by Agent of a Notice of Default, Agent shall promptly, but in no event more than two (2) business days after receipt of such Notice of Default, notify the Company (if such Notice of Default was not received from the Company) and Purchasers of the contents thereof. Agent shall not be required to exercise any rights or remedies under this Agreement or the Related Agreements unless a Notice of Default is in effect and it shall have been directed to do so by Required Purchasers. A Notice of Default shall become effective upon receipt thereof by Agent. Required Purchasers shall be entitled to cancel a Notice of Default by delivering a written notice of cancellation to Agent (i) before Agent takes any action to exercise any remedy with respect to the Collateral (as defined in the Master Security Agreement) or (ii) thereafter, if Agent believes, in its sole discretion, that all actions it has taken to exercise any remedy or remedies with respect to the Collateral can be reversed without undue difficulty by returning the Collateral or the proceeds thereof or, if not reversible, if Company waives any rights (other than the right to have the proceeds thereof applied to the Obligations (as defined in the Master Security Agreement)) in any Collateral or the proceeds thereof which cannot be so returned;

In performing its functions and duties under this Agreement and the Related Agreements, Agent shall act solely as an agent of Purchasers and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Company or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any Related Agreement or otherwise, a fiduciary relationship in respect of any Purchaser. Except as expressly set forth in this Agreement, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Company that is communicated to or obtained by Agent or any of its affiliates in any capacity.

If Agent shall request instructions from Required Purchasers with respect to any act or action (including failure to act) in connection with this Agreement or any Related Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Purchasers and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any Related Agreement (i) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any Related Agreement or (ii) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

Agent shall promptly, but in no event more than two (2) business days after receipt by Agent, provide copies to Purchasers of any item the Agent receives pursuant to this Agreement or any of the Related Agreements including all demands, claims or notices, legal proceedings or other action taken from time to time by Agent pursuant to this Agreement, any of the Related Agreements or with respect to the Collateral.

Agent may resign at any time and be discharged from its duties as Agent hereunder and under the Master Security Agreement and the Stock Pledge Agreement by its giving the Purchasers and the Company written notice and such resignation shall become effective at such time that a successor agent shall be appointed by the Required Purchasers. If no new agent is so appointed within the 60 day period following the giving of such notice of resignation, Agent may resign and the holder of the Note with the highest principal amount outstanding at such time shall automatically become Agent.

9.14 Application of Proceeds. Notwithstanding anything to the contrary contained in the Related Agreements, the proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys’ fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, evaluation, sale and delivery of the Collateral; secondly, to any fees or expenses of Agent that any Purchaser has advanced or which it is entitled, pursuant to this Agreement or any Related Agreement, to receive; and thirdly, to the unpaid principal and interest on the Notes then outstanding and if such money shall be insufficient to pay such amounts in full, then ratably (without priority of any one over the other) to Purchasers in proportion to the unpaid amount thereof on such date. If any surplus exists, such surplus shall be held as cash Collateral pending full payment and satisfaction of all Obligations, after which any remainder shall be returned to Company unless Agent or any Purchaser is then otherwise required to remit such remainder under applicable law.

9.15 Actions in Concert. Anything in this Agreement or the Related Agreements to the contrary notwithstanding, to the extent Agent or Required Purchasers have the right to take or cause to be taken any action or enforcement, each Purchaser hereby agrees with each other Purchaser that no Purchaser shall take any such action to protect or enforce its rights arising out of this Agreement, the Notes or the other Related Agreements (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Required Purchasers, it being the intent of Purchasers that any such action to protect or enforce such rights under this Agreement, the Notes and the other Related Agreements shall be taken in concert and at the direction or with the consent of Agent or Required Purchasers, as applicable.

9.16 Agent’s Indemnity.

Neither Agent nor any director, officer, employee, attorney, agent or representative of Agent shall be liable to any Purchaser for any action taken or omitted to be taken by it or them hereunder or under any Related Agreement, except for damages caused by its or their own gross negligence or willful misconduct, nor shall Agent be responsible for the validity, effectiveness or sufficiency of any Related Agreement or of any document or security furnished pursuant thereto or hereto. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as Purchasers thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Purchaser except as set forth in this Agreement and shall not be responsible to any Purchaser for any statements, warranties or representations made in or in connection with the Related Agreements; (d) shall not have any duty to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of this Agreement or the Related Agreements or to inspect the Collateral (including the books and records); (e) shall not be responsible to any Purchasers for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Related Agreements or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement or the Related Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

Purchasers agree to indemnify Agent, ratably according to their respective pro rata shares of the Notes, from and against any and all obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any Related Agreement or any action taken or omitted to be taken by Agent in connection herewith or therewith; provided, that no Purchaser shall be liable for any portion of such obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Purchaser agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each Related Agreement.

9.17 Agent and Affiliates. Agent and its affiliates may lend money to, invest in, and generally engage in any kind of business with, Company, any of its affiliates and any Person who may do business with or own securities of any Company or any such affiliate, all as if Agent were not Agent and without any duty to account therefor to Purchasers.

9.18 Purchaser Decisions. Each Purchaser also acknowledges that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any Related Agreement. Each Purchaser acknowledges the potential conflict of interest of each other Purchaser as a result of Purchasers holding disproportionate interests in the Notes, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.19 Confidential Information.

(a) Each Purchaser acknowledges that all Confidential Information (as defined below) provided by the Company, its Subsidiaries or its agents and representatives (the “Delivering Party”) to each Purchaser, or its respective agents and representatives (the “Receiving Party”) constitutes confidential and proprietary information of the Company and its Subsidiaries. As used herein, “Confidential Information” means all information that is furnished by the Delivering Party to the Receiving Party which relates to the Company, its Subsidiaries and their respective business concepts and plans, data, documentation and/or control information, financial information, formulations, techniques, trade secrets, proprietary technical information, business and marketing analyses and plans, and which is either confidential, proprietary in nature or otherwise not generally available to the public.

(b) Any information furnished to a Receiving Party by a director, officer, employee, advisor or agent of the Company or any of its Subsidiaries shall be deemed Confidential Information for the purpose of this Agreement. Confidential Information received hereunder shall not be used for commercial or competitive benefit by the Receiving Party and such party shall keep Confidential Information confidential and shall cause its respective directors, officers, employees, agents, accountants and attorneys to keep Confidential Information confidential unless such party is required to disclose such Confidential information by applicable law, court order or through legal process (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, national securities exchange demand or similar process). The obligations of each Receiving Party shall include the obligation to take all steps reasonably necessary to protect the confidentiality of Confidential Information and to prevent the disclosure thereof and shall survive the termination of this Agreement provided, that any Purchaser may disclose Confidential Information to its investors and prospective investors in the ordinary course of business consistent with past practice so long as such investors agree to keep such Confidential Information to the extent such Purchaser is required to do so hereunder. Notwithstanding the foregoing, the following will not constitute Confidential Information for the purposes of this Agreement; (i) information which is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party, (ii) information which becomes available to the Receiving Party on a nonconfidential basis from a source other than the Delivering Party if such source was not subject to any prohibition against transmitting the information to the Receiving Party or (iii) was within a party's possession prior to its being furnished by or on behalf of the furnishing party.

9.20 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchasers without the prior consent of the Company (in the case of a release or announcement by the Purchasers) or the Purchasers (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Purchasers, as the case may be, shall allow the Purchasers or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date or by such other time as agreed to by Agent and a21, a21 shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the date it is required to do so pursuant to applicable law, a21 will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Related Agreements. In addition, the Company will make such other filings and notices in the manner and time required by the SEC. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

9.21 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of the Purchasers not to exceed $65,000 in the aggregate. Such expenses shall be paid not later than the Closing. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Related Agreements, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.22 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under this Agreement and any Related Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Related Agreement. The decision of each Purchaser to purchase Securities pursuant to the Related Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained herein or in any Related Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Related Agreements. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Related Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Related Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Related Agreements for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

9.23  Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement and the other transaction documents contemplated hereby unless the same consideration is also offered to all of the parties to this Agreement and the other transaction documents contemplated hereby. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to cause the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANIES:

a21, INC.
By: /s/ Tom Constanza
Name: Tom Constanza
Title: VP CFO

SUPERSTOCK, INC.

By: /s/ Tom Constanza
Name: Tom Constanza
Title: EVP CFO

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER AND AGENT:

QUEEQUEG PARTNERS, L.P. By: Queequeg GP, LLC, its General Partner
By: /s/ Jonathan Gallen
Name: Jonathan Gallen
Title: Managing Member

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

QUEEQUEG, LTD
By: /s/ Jonathan Gallen
Name: Jonathan Gallen
Title: President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

JOHN L. STEFFENS
/s/ John L. Steffens

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

ROBERT M. BARKER
/s/ Robert M. Barker

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

STARVEST PARTNERS, L.P. By: StarVest Associates, LLC, its General Partner
By: /s/ Laura B. Sachar
Name: Laura B. Sachar
Title: Managing Member

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

COHANZICK CREDIT OPPORTUNITIES MASTER FUNDS LTD., By: David K. Sherman
By: /s/ David K. Sherman
Name: David K. Sherman
Title: Agent

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

WEISKOPF, SILVER & CO., L.P., By: William Silver Securities, Inc., its General Partner

By: /s/ William Silver
Name: William Silver
Title: President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

LEWIS C. PELL
/s/ Lewis C. Pell

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

RICHARD NESLUND
/s/ Richard Neslund

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

LEONARDO, L.P., By: Leonardo Capital Management, Inc., Its General Partner, By: Angelo, Gordon & Co., L.P., Its Director

By: /s/ Michael L. Gordon
Name: Michael L. Gordon
Title: Chief Operating Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Thomas Doster, MD
Name: Thomas Doster
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

EXHIBIT A

LIST OF INITIAL PURCHASERS

Queequeg Partners, L.P., By: Queequeg Gp, Llc, Its General Partner

Queequeg, Ltd

John L. Steffens

Robert M. Barker

Starvest Partners, L.P., By: Starvest Associates, LLC, Its General Partner

Cohanzick Credit Opportunities Master Funds Ltd., By: David K. Sherman

Weiskopf, Silver & Co., L.P., By: William Silver Securities, Inc., Its General Partner

Lewis C. Pell

Richard Neslund

Leonardo, L.P., By: Leonardo Capital Management, Inc., Its General Partner

Morgan Stanley & Co. Incorporated, Fixed Income Division, Strategic Investments Group

EXHIBIT B

FORM OF INITIAL CONVERTIBLE NOTE

[See Attached]

EXHIBIT C

FORM OF FUTURE CONVERTIBLE TERM NOTE

[See Attached]

SCHEDULE 4.2

SUBSIDIARIES

Subsidiary	Jurisdiction	Owner	%Ownership
SuperStock, Inc.	Florida	a21, Inc.	83.33%
SuperStock Canada Inc.	Canada	SuperStock, Inc.	100%
SuperStock Limited	U.K.	SuperStock, Inc.	100%
LCJ Acquisition Limited	U.K.	SuperStock Limited	100%
Ingram 1001 Limited	U.K.	LCJ Acquisition Limited	100%
Ingram Publishing Limited	U.K.	Ingram 1001 Limited	100%
a21 Acquisition LLC (inactive)	Delaware	a21, Inc.	100%
Agence 21, Inc.(inactive)	Delaware	a21 Acquisition LLC	84.3%

SCHEDULE 4.3

CAPITALIZATION

Subsidiary	Authorized Common	Issued and Outstanding Common	Authorized Preferred	Issued and Outstanding
SuperStock, Inc.	10,000,000	8,333,282	10,000,000	Preferred
SuperStock Canada Inc.	20,000	20,000		1,666,717
SuperStock Limited	100	100
LCJ Acquisition Limited	200,000	100,000	300,000
Ingram 1001 Limited	1,000	1,000		300,000
Ingram Publishing Limited	1,000	499
a21 Acquisition LLC (inactive)	-
Agence 21, Inc.(inactive)	40,000,000	4,887,000	10,000,000

SCHEDULE 4.7

AGREEMENTS

None

SCHEDULE 4.8

OBLIGATIONS TO RELATED PARTIES

None

SCHEDULE 4.9

CHANGES

Changes to composition of senior management of SuperStock, Inc.

	Employment Date	Termination Date
Paul Ryall - VP Marketing	2/28/2005	1/20/2006
Susan O’Brien - VP Global Channel (UK)	6/1/2005	-
Bruce Haertlein - VP Sales	-	2/8/2005
Candice Crough - VP Sales	10/26/2005	-
Kai Chiang - SVP Market Development	-	7/29/2005
Ian Lishman - VP Visual Content (UK)	-	2005
Ellen Boughn - VP Content Strategy	2/1/2006	-

SCHEDULE 4.10

PROPERTIES

None

SCHEDULE 4.13

LITIGATION

None

SCHEDULE 4.15

TAX RETURNS AND PAYMENTS

None

SCHEDULE 4.16

EMPLOYEES

Ellen Boughn - Employment Agreement dated 2/1/2006 - severance of up to 4 months salary for termination without cause.

SCHEDULE 4.17

REGISTRATION RIGHTS AND VOTING RIGHTS

None

SCHEDULE 4.22

SEC REPORTS

None

SCHEDULE 4.28

INTERNAL CONTROLS

a21’s financial statements were not completed and could not be completed within the prescribed time period due to the financial reporting integration and separate stand-alone audit of UK-based SuperStock Limited financial statements, including the Ingram Publishing Ltd., which was acquired in October 2005.

SCHEDULE 6.10(d)

INDEBTEDNESS

None